Exhibit 10.7
UGI CORPORATION
1997 STOCK OPTION AND DIVIDEND EQUIVALENT PLAN
AMENDED AND RESTATED AS OF MAY 24, 2005
1. PURPOSE AND DESIGN
The purpose of this Plan is to assist the Company in securing and retaining key corporate executives of outstanding ability, who are in a position to significantly participate in the development and implementation of the Company’s strategic plans and thereby contribute materially to the long-term growth, development and profitability of the Company, by affording them an opportunity to purchase its Stock under options. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by the Company’s shareholders. No grants may be made under this Plan after January 1, 2004.
2. DEFINITIONS
Whenever used in this Plan, the following terms will have the respective meanings set forth below:
2.01 “Board” means UGI’s Board of Directors as constituted from time to time, provided that whenever in this Plan Board approval is required, such approval shall require the affirmative vote of a majority of members of the Board who are not participants in the Plan.
2.02 “Committee” means the Compensation and Management Development Committee of the Board or its successor.
2.03 “Company” means UGI Corporation, a Pennsylvania corporation, any successor thereto and any Subsidiary which adopts this plan, with the approval of the Committee, by executing a participation and joinder agreement.
2.04 “Comparison Group” means the group determined by the Committee (no later than ninety (90) days after the commencement of the Performance Period) consisting of the Company and such other companies deemed by the Committee (in its sole discretion) to be reasonably comparable to the Company and set forth in Exhibit 1.
2.05 “Date of Grant” means the date the Committee makes an Option grant.
2.06 “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to an Option on the Date of Grant (whether or not the Option is ever exercised with respect to any or all shares of Stock subject thereto) by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.
2.07 “Employee” means a regular full-time salaried employee (including officers and directors who are also employees) of the Company.

2.08 “Fair Market Value” of Stock means the average, rounded to the next highest one-eighth of a point (.125), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange; provided, however, in the case of a cashless exercise pursuant to Section 7.4(iv), the Fair Market Value shall be the actual sale price of the shares issued upon exercise of the Option. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange.
2.09 “Option” means the right to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the Date of Grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Sections 11, 12 and 13 of this Plan.
2.10 “Option Price” means an amount per share of Stock purchasable under an Option designated by the Committee on the Date of Grant of an Option to be payable upon exercise of such Option. The Option Price shall not be less than 100% of the Fair Market Value of the Stock determined on the Date of Grant.
2.11 “Participant” means an Employee designated by the Committee to participate in the Plan; provided, however, that no Employee who is not then a Participant in the Plan may be designated by the Committee to participate in the Plan at any time during the last full year of a Performance Period.
2.12 “Performance Period” means a period selected by the Committee over which the total return realizable by a shareholder of the Company on a share of Stock is compared to that realizable by shareholders of companies in the Comparison Group in accordance with Section 8.2 of the Plan in order to determine whether Dividend Equivalents associated with an Option will be payable to a Participant.
2.13 “Stock” means the Common Stock of UGI or such other securities of UGI as may be substituted for Stock or such other securities pursuant to Section 14.
2.14 “Subsidiary” means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned respectively, directly or indirectly, by the Company.
2.15 “Termination without Cause” means termination for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.
2.16 “UGI” means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3. NUMBER AND SOURCE OF SHARES AVAILABLE FOR OPTIONS—MAXIMUM ALLOTMENT
The number of shares of Stock which may be made the subject of Options under this Plan at any one time may not exceed 4,500,000 in the aggregate (after giving retroactive effect to the 2-for-1 Stock split distributed May 24, 2005), including shares acquired by Participants through exercise of Options under this Plan, subject, however, to the adjustment provisions of Section 14 below. The maximum number of shares of Stock which may be the subject of grants to any one individual in any calendar year shall be 900,000 (after giving retroactive effect to the 2-for-1 Stock split distributed May 24, 2005). If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the option will again be available for the purposes of the Plan. Shares which are the subject of Options may be previously issued and outstanding shares of the Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may be partly of each.
4. DURATION OF THE PLAN
The Plan will remain in effect until all Stock subject to it has been purchased pursuant to the exercise of Options or all such options have terminated without exercise. Notwithstanding the foregoing, no option may be granted after December 31, 2006.
5. ADMINISTRATION
The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Employees to whom, and the time or times at which, Options will be granted, the number of shares to be subject to each Option, the Option Price to be paid for the shares upon the exercise of each Option, and the period within which each Option may be exercised. In making such determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Company’s success and such other factors as the Committee in its discretion deems relevant. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements required by Section 7.2 of the Plan (which need not be identical), and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. A Stock option agreement as discussed below shall be executed by each Participant receiving a grant under the Plan and shall constitute that Participant’s acknowledgement and acceptance of the terms of the Plan and the Committee’s authority and discretion. It is the intent of the Company that the Plan should comply in all applicable respects with Rule 16b-3 under the Exchange Act so that transactions relating to any Option and Dividend Equivalents granted to a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3. Accordingly, if any provision of the Plan or any agreement relating to an option does not comply with the requirements of Rule 16b-3 as then applicable to any such Participant, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant. Any other provision of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (unless the context shall otherwise require).

6. ELIGIBILITY
Options may be granted only to Employees (including directors who are also Employees of the Company) who, in the sole judgment of the Committee, are designated by the Committee as individuals who are in a position to significantly participate in the development and implementation of the Company’s strategic plans and thereby contribute materially to the continued growth and development of the Company and to its future financial success.
7. OPTIONS
7.01 Grant of Options. Subject to the provisions of Sections 2.11 and 3, Options may be granted to Participants at any time and from time to time as may be determined by the Committee. The Committee will have complete discretion in determining the number of Options granted to each Participant and the number of shares of Stock subject to such Options.
7.02 Option Agreement. As determined by the Committee on the Date of Grant, each option will be evidenced by a stock option agreement (substantially in the form included in Exhibit 2 attached hereto) that shall, among other things, specify the Date of Grant, the Option Price, the duration of the Option and the number of shares of Stock to which the Option pertains.
7.03 Exercise and Vesting.
(a) Except as otherwise specified by the Committee, an option shall be fully and immediately exercisable on the Date of Grant. Notwithstanding the foregoing, in the event that any such Options are not by their terms immediately exercisable, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. No Option shall be exercisable on or after the tenth anniversary of the Date of Grant.
(b) Except as otherwise specified by the Committee, in the event that a Participant holding an option ceases to be an Employee, the option held by such Participant shall be exercisable only with respect to that number of shares of Stock with respect to which it is already exercisable on the date such Participant ceases to be an Employee. However, if a Participant holding an Option ceases to be an Employee by reason of (i) a retirement under the Company’s retirement plan, (ii) Termination without Cause, (iii) disability, or (iv) death, the Option held by any such Participant shall thereafter become immediately exercisable with respect to the total number of shares of Stock available under such option and shall remain exercisable until the earlier of the expiration date of the option or the expiration of the thirteen (13) month period following the date of such cessation of employment.

(c) Notwithstanding the foregoing, in the event of any merger or consolidation of any other corporation with or into UGI, or the sale of all or substantially all of the assets of UGI or an offer to purchase made by a party other than UGI to all shareholders of UGI for all or any substantial portion of the outstanding Stock, a participant shall be permitted to exercise all outstanding Options (to the extent not otherwise exercisable by their terms) prior to the effective date of any such merger, consolidation or sale or the expiration of any such offer to purchase, unless otherwise determined by the Committee, no later than thirty (30) days prior to the effective date of such transaction or the expiration of such offer.
(d) Notwithstanding anything contained in this Section 7.3 with respect to the number of shares of Stock subject to an Option with respect to which such Option is or is to become exercisable, no Option, to the extent that it has not previously been exercised, shall be exercisable after it has terminated, including without limitation, after any termination of such option pursuant to Sections 11, 12 and 13 hereof.
7.04 Payment. The Option Price upon exercise of any option shall be payable to the Company in full (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one year and having a Fair Market Value at the time of exercise equal to the total Option Price, (iii) by applying Dividend Equivalents payable to the Participant in accordance with Section 8 of the Plan in an amount equal to the total Option Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (v) by such other method as the Committee may approve, or (vi) by a combination of (i), (ii), (iii), (iv) and/or (v). The cash proceeds from such payment will be added to the general funds of the Company and shall be used for its general corporate purposes. Any shares of Stock tendered to UGI in payment of the Option Price will be added by UGI to its Treasury Stock to be used for its general corporate purposes.
8. DIVIDEND EQUIVALENTS
8.01 Amount of Dividend Equivalents Credited. From the Date of Grant of an Option to a Participant (or, in the case of an Option granted after the date of commencement of a Performance Period to a new Participant or to a Participant with changed responsibilities, in which event, from such date not earlier than the date of commencement of the Performance Period as is designated by the Committee) until the earlier of (i) the end of the applicable Performance Period or (ii) the date of disability, death or termination of employment for any reason (including retirement), of a participant, the Company shall keep records for such Participant (“Account”) and shall credit on each payment date for the payment of a dividend made by UGI on its Stock an amount equal to the Dividend Equivalent associated with such Option. Notwithstanding the foregoing, a Participant may not accrue during any calendar year Dividend Equivalents in excess of $1,000,000. Except as set forth in Section 8.5 below, no interest shall be credited to any such Account.

8.02 Payment of Credited Dividend Equivalents. The Committee will determine (no later than ninety (90) days after the commencement of the Performance Period) and set forth on Exhibit 1 measurable criteria pursuant to which the total return realizable by a shareholder of the Company on a share of Stock over the applicable Performance Period can be compared to that realizable over the same Performance Period by shareholders of the Comparison Group. The extent to which a Participant receives payment of the Dividend Equivalents associated with an Option and recorded in his Account during any particular Performance Period shall be determined by comparing (through use of the selected measurable criteria) the aforementioned total return realizable by a shareholder of the Company to that realizable by shareholders of the Comparison Group. Payments shall be made after the end of the applicable Performance Period according to the following table (with results falling between table values being interpolated):

PERCENT OF COMPANIES IN COMPARISON
GROUP HAVING TOTAL RETURN TO
SHAREHOLDERS LESS THAN THAT TO	PERCENT OF DIVIDEND
COMPANY’S SHAREHOLDERS	EQUIVALENTS PAYABLE

100	200
75	150
50	75
less than 50	0
8.03 Timing of Payment of Dividend Equivalents.
(a) Except as otherwise determined by the Committee, in the event of the (i)termination of an option prior to exercise pursuant to Sections 11, 12 or 13 hereof, or (ii) acceleration of the exercise date of an Option pursuant to Section 7.3 hereof, in either case prior to the end of the applicable Performance Period, no payments of Dividend Equivalents associated with any Option shall be made (A) prior to the end of the applicable Performance Period and (B) to any Participant whose employment by the Company terminates prior to the end of the applicable Performance Period for any reason other than retirement under the Company’s retirement plan, death, disability or Termination without Cause. As soon as practicable after the end of such Performance Period, the Committee will certify and announce the results for each Performance Period prior to any payment of Dividend Equivalents and unless a Participant shall have made an election under Section 8.6 to defer receipt of any portion of such amount, a Participant shall receive the aggregate amount of Dividend Equivalents payable to him.
(b) Notwithstanding anything to the contrary in this Section 8.3, unless a payment of Dividend Equivalents associated with an Option is being made upon full exercise or termination of such Option, no Dividend Equivalents shall be paid (either at the end of the applicable Performance Period or on a date such Dividend Equivalents are scheduled to be paid pursuant to a deferral election) if the average Fair Market Value of Stock for a period of thirty (30) consecutive business days immediately preceding the end of the applicable Performance Period or the date such deferred payment is scheduled to be made (as the case may be) is less than the exercise price of the Option to which such Dividend Equivalents were associated, and such payment shall instead be made at the earlier of (i) such time as the average Fair Market Value of Stock over a period of ninety (90) consecutive business days thereafter exceeds the exercise price of such Option, or (ii) the termination or expiration date of such option.
8.04 Form of Payment for Dividend Equivalents. The Committee shall have the sole discretion to determine whether the Company’s obligation in respect of payment of Dividend Equivalents shall be paid solely in credits to be applied toward payment of the Option Price, solely in cash or partly in such credits and partly in cash.

8.05 Interest on Dividend Equivalents. From a date which is thirty (30) days after the end of the applicable Performance Period until the date that all Dividend Equivalents associated with such Option and payable to a Participant are paid to such Participant, the Account maintained by the Company in its books and records with respect to such Dividend Equivalents shall be credited with interest at a market rate determined by the Committee.
8.06 Deferral of Dividend Equivalents. A Participant shall have the right to defer receipt of any Dividend Equivalent payments associated with an Option if he shall elect to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Committee shall determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof) shall be subject to approval by the Committee and all deferrals shall be made on a form provided a Participant for this purpose.
9. WRITTEN NOTICE, ISSUANCE OF STOCK, SHAREHOLDER PRIVILEGES AND PARTIAL EXERCISE
9.01 Written Notice. A Participant wishing to exercise an Option must give irrevocable written notice to the Company in the form and manner prescribed by the Committee, indicating the date of award, the number of shares as to which the option is being exercised, and such other information as may be required by the Committee. Full payment for the shares pursuant to the Option must be received by the time specified by the Committee depending on the type of payment being made, but in all cases, prior to the issuance of the Shares. Except as provided in Sections 11, 12 and 13, no Option may be exercised at any time unless the Participant is then an Employee of the Company.
9.02 Issuance of Stock. As soon as practicable after the receipt of irrevocable written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to, or credit electronically on behalf of, the Participant, the Participant’s designee or such other person the requisite number of shares of Stock.
9.03 Privileges of a Shareholder. A Participant or any other person entitled to exercise an option under this Plan will have no rights as a shareholder with respect to any Stock covered by the Option until the due exercise of the Option and issuance of such Stock.
9.04 Partial Exercise. An Option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option will not affect the right to exercise the Option from time to time in accordance with this Plan as to the remaining shares subject to the Option.
10. NON-TRANSFERABILITY OF OPTIONS
No Option, rights to Dividend Equivalents or other rights granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Committee may provide that a Participant may transfer Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

11. TERMINATION OF EMPLOYMENT (OTHER THAN BY REASON OF DEATH OR DISABILITY)
Each Option, to the extent that it has not previously been exercised, will terminate when the Participant holding such Option (while living) ceases to be an Employee of the Company, unless such cessation of employment is (i) on account of a Termination without Cause, or (ii) a retirement under the Company’s retirement plan, in either of which events the Option shall be fully and immediately exercisable (to the extent not otherwise exercisable by its terms) and will terminate upon the earlier of the expiration date of the option or the expiration of the thirteen (13) month period following the date of such cessation of employment. The Committee will have authority to determine whether an authorized leave of absence or absence on military or governmental service will constitute a termination of employment for the purposes of this Plan. The Committee shall have sole discretion to determine the effect of any change in the duties and responsibilities of a Participant while that Participant continues to be an Employee of the Company on Options granted under this Plan which are not then exercisable and on Dividend Equivalents not then payable under Section 8.3 of the Plan.
12. DISABILITY
If a Participant is determined to be “disabled” (as defined under the Company’s long-term disability plan), the Option theretofore granted to such Participant shall be fully and immediately exercisable (to the extent not otherwise exercisable by its terms) at any time prior to the earlier of the expiration date of the option or the expiration of the thirteen (13) month period following the date of such determination.
13. DEATH OF PARTICIPANT
In the event of the death of a Participant while employed by the Company, the Option theretofore granted to such Participant shall be fully and immediately exercisable (to the extent not otherwise exercisable by its terms) at any time prior to the earlier of the expiration date of the option or the expiration of the thirteen (13) month period following the Participant’s death. Death of a Participant after such Participant has ceased to be employed by the Company will not affect the otherwise applicable period for exercise of the Option determined pursuant to Section 11 or 12. Such Option may be exercised by the estate of the Participant or by any person to whom the Participant may have bequeathed the Option or whom the Participant may have designated to exercise the same under the Participant’s last will, or by the Participant’s personal representatives if the Participant has died intestate.

14. ADJUSTMENT OF NUMBER AND PRICE OF SHARES, ETC.
Notwithstanding anything to the contrary in this Plan, in the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of UGI, stock split or reverse split, extraordinary dividend, liquidation, dissolution, significant corporate transaction (whether relating to assets or stock) involving UGI, or other extraordinary transaction or event affects Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan, then the Committee may, in a manner that is equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan, (ii) the maximum number of shares of Stock which may be the subject of grants to any one individual in any calendar year, (iii) the number or kind of shares of Stock to be subject to Options thereafter granted under the Plan, (iv) the number and kind of shares of Stock issuable upon exercise of outstanding Options, (v) the Option Price per share thereof, and/or (vi) the terms and conditions applicable to Dividend Equivalents, provided that the number of shares subject to any Option will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan and of each Option, whether a stock option agreement with respect to a particular option has been theretofore or is thereafter executed.
15. LIMITATION OF RIGHTS
Nothing contained in this Plan shall be construed to give an Employee any right to be granted an Option except as may be authorized in the discretion of the Committee. The granting of an option under this Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.
16. AMENDMENT OR TERMINATION OF PLAN
Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company’s shareholders or Participants, except that any such alteration, amendment, suspension or termination shall be subject to the approval of the Company’s shareholders within one year after such Committee and Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock is then listed or quoted, or if the Committee in its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of the Participant to whom any option has previously been granted, adversely affect the rights of such Participant under such Option, including the Dividend Equivalents associated with such Option. Notwithstanding the foregoing, the Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Company.
17. TAX WITHHOLDING
Upon exercise of any Option under this Plan, the Company will require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. However, to the extent authorized by rules and regulations of the Committee, the Company may withhold or receive Stock and make cash payments in respect thereof in satisfaction of a recipient’s tax obligations, including tax obligations in excess of mandatory withholding requirements.

18. GOVERNMENTAL APPROVAL
Each option will be subject to the requirement that if at any time the listing, registration or qualification of the shares covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares thereunder, no such option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.
19. EFFECTIVE DATE OF PLAN
This Plan will become effective as of December 10, 1996, subject to ratification by the Company’s shareholders prior to December 10, 1997.
20. SUCCESSORS
This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.
21. GOVERNING LAW
The validity, construction, interpretation and effect of the Plan and option agreements issued under the Plan shall be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania.

EXHIBIT 1
1. PERFORMANCE PERIOD
January 1, 1997 to December 31, 1999.
2. COMPARISON GROUP

American Electric Power Company, Inc.	NICOR, Inc.
Baltimore Gas & Electric Company	Noram Energy Corporation
Carolina Power & Light Company	Northern States Power Company
Central & South West Corporation	Ohio Edison Company
Cinergy Corporation	ONEOK, Inc.
Coastal Corporation	Pacific Enterprises
Columbia Gas System, Inc.	Pacific Gas & Electric Company
Consolidated Edison Co. of N.Y., Inc.	Pacificorp
Consolidated Natural Gas Company	PanEnergy Corp.
Dominion Resources, Inc.	PECO Energy Company
DTE Energy Company	Peoples Energy Corporation
Duke Power Company	PP&L Resources, Inc.
Eastern Enterprises	Public Service Enterprise Group, Inc.
Edison International	Sonat, Inc.
Enron Corporation	Southern Company
Entergy Corporation	Texas Utilities Company
FPL Group, Inc.	Unicorn Corporation
GPU, Inc.	Union Electric Company
Houston Industries, Inc.	The Williams Companies, Inc.
Niagara Mohawk Power Corporation
3. COMPARISON CRITERIA
For purposes of the Plan, “Total Return” is the change in the market value of one share of common stock of each company in the Comparison Group over the Performance Period, plus the amount of dividends paid or the value of other distributions made with respect to such stock, reinvested in the stock, over the same period.
The initial market value of each share of common stock to be measured during the Performance Period (January 1, 1997 through December 31, 1999) will be the average of the closing prices of each such stock on the New York Stock Exchange Composite Tape for all trading days during the three calendar months prior to the commencement of the Performance Period.
The final market value of each share of common stock to be measured will be the average of the closing prices for such stock on the New York Stock Exchange Composite Tape for all trading days during the final three months of the Performance Period.

EXHIBIT 2
UGI CORPORATION
1997 STOCK OPTION AND DIVIDEND EQUIVALENT PLAN
STOCK OPTION GRANT LETTER
This STOCK OPTION GRANT, dated                                         , (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to                                          (the “Participant”).
RECITALS
The UGI Corporation 1997 Stock Option and Dividend Equivalent Plan, amended and restated as of May 24, 2005 (the “Plan”), provides for the grant of options to purchase shares of common stock of UGI. The Compensation and Management Development Committee of the Board of Directors of UGI (the “Committee”) has decided to make a stock option grant to the Participant.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1. Grant of Option. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Committee hereby grants to the Participant a stock option (the “Option”) to purchase                      shares of common stock of UGI (“Shares”) at an exercise price of $                     per Share. The Options are granted with Dividend Equivalents (as defined in the Plan) and shall become exercisable according to Section 2 below.
2. Exercisability of Option. The Option shall become exercisable as follows:                     .
3. Term of Option.
(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. EST on                                         ,                     ), unless it is terminated at an earlier date pursuant to the provisions of this Grant Letter or the Plan.
(b) If the Participant ceases to be employed by UGI and its subsidiaries (the “Company”), the Option held by the Participant shall be exercisable only with respect to that number of Shares with respect to which such Shares is already exercisable on the date the Participant ceases such employment, except as otherwise provided in Section 7.03 of the Plan.
4. Exercise Procedures.
(a) Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving UGI irrevocable written notice of intent to exercise on a form provided by UGI and delivered in the manner provided in Section 12 below. Payment of the exercise price and any applicable withholding taxes must be made prior to issuance of the Shares. The Participant shall pay the exercise price as described in Section 7.04 of the Plan. The Committee may impose such limitations as it deems appropriate on the use of Shares to exercise the Option.

(b) The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as UGI’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.
(c) All obligations of UGI under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
5. Dividend Equivalents with Respect to Options. Dividend Equivalents shall accrue with respect to the Options as described in the Plan.
6. Restrictions on Exercise. Only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable in accordance with the Plan.
7. Grant Subject to Plan Provisions. This grant is made pursuant to the terms and conditions of the Plan which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8. No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.
9. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
10. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.

Exhibit 2-2

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
12. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

UGI Corporation

Attest

By:

I hereby acknowledge receipt of the Plan incorporated herein. I accept the Option described in this Grant Letter, and I agree to be bound by the terms of the Plan and this Grant Letter. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

Participant

Exhibit 2-3